Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, to be filed on or around September 9, 2026, of our report dated February 27, 2026 relating to the consolidated financial statements, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission on February 27, 2026.

/s/ Plante & Moran, PLLC

East Lansing, Michigan

September 9, 2026